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                                                                      Exhibit 11

                                [Form of Opinion]
                                   Dechert LLP
                               1775 I Street, N.W.
                             Washington, D.C. 20006

July 2, 2004

Board of Trustees
ING Funds Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re:   ING Funds Trust, on behalf of ING High Yield Bond Fund

Dear Ladies and Gentlemen:

We have acted as counsel to ING Funds Trust, a Delaware statutory trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Trust in connection with the acquisition by ING High Yield Bond Fund, a series of the Trust ("High Yield Bond Fund"), of the assets of ING High Yield Opportunity Fund, a separate series of the Trust, which have been registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Trustees of the Trust has authorized for issuance unlimited Class A shares, unlimited Class B shares and unlimited Class C shares of High Yield Bond Fund.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of common stock of High Yield Bond Fund registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable upon transfer of the assets of ING High Yield Opportunity Fund pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

/s/ Dechert